UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2007

Hines Real Estate Investment Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure required by this item is included in Item 2.03 of this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 25, 2007, Hines REIT Properties, L.P. (the "Operating Partnership"), a subsidiary of Hines Real Estate Investment Trust, ("Hines REIT" or the "Company"), and a subsidiary of the Operating Partnership, borrowed $159.5 million (the "Loan") from The Prudential Insurance Company of America (the "Lender") pursuant to a Deed of Trust and Security Agreement dated October 25, 2007 (the "Deed of Trust") and a Promissory Note dated October 25, 2007 (the "Promissory Note," and, together with the Deed of Trust and the additional documents executed by the parties in connection with the Loan, the "Loan Documents"). Pursuant to the Deed of Trust and the other Loan Documents, the Loan is secured by a mortgage and related security interests in One Wilshire, an office property located in Los Angeles, California that the Company acquired on August 1, 2007. The Loan Documents also included assignments of rent, leases and permits for the benefit of the Lender. The subsidiary of the Operating Partnership that directly owns One Wilshire is the borrower under the Loan Documents.

The Loan matures on November 1, 2012 and bears interest at a fixed annual rate of 5.98%. Interest payments are due monthly, beginning on December 1, 2007 through maturity. The Loan may be repaid in full prior to maturity, subject to a prepayment premium. The Lender may exercise its rights under the Loan Documents, including the right of foreclosure and the right to accelerate payment of the entire balance of the Loan (including fees and the prepayment premium) upon events of default, subject to the borrower’s ability to cure during a grace period. The events of default under the Loan Documents include, among others, the insolvency of the borrower or the Company, the borrower’s failure to maintain insurance on One Wilshire and the failure of certain representations and warranties in the Loan Documents to be true and correct in all material respects. In accordance with the Deed of Trust, the borrower agreed to indemnify the Lender for all environmental liabilities with respect to One Wilshire pursuant to an Environmental Indemnity Agreement dated as of October 25, 2007 (the "Environmental Indemnity"). A default under the Environmental Indemnity is included among the Events of Default under the Loan Documents.

The foregoing descriptions of the Deed of Trust, the Promissory Note and the Environmental Indemnity do not purport to be complete and are qualified in their entirety by reference to the Deed of Trust, the Promissory Note and the Environmental Indemnity, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

With the authorization of its board of directors, Hines REIT declared distributions for the month of November 2007. These distributions will be calculated based on shareholders of record each day during October in an amount equal to $0.00170959 per share, per day and will be aggregated and paid in cash in January 2008.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits:

10.1 - Deed of Trust and Security Agreement, dated October 25, 2007, by and between Hines REIT One Wilshire LP, First American Title Insurance Company and The Prudential Insurance Company of America

10.2 - Promissory Note by and between Hines REIT One Wilshire LP and The Prudential Insurance Company of America, dated October 25, 2007

10.3 - Environmental Liability by and between Hines REIT One Wilshire LP and The Prudential Insurance Company of America, dated October 25, 2007

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the timing of payment of distributions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks described in the “Risk Factors” section of Hines REIT’s Registration Statement on Form S-11, its Annual Report on Form 10-K for the year ended December 31, 2006 and its other filings with the Securities and Exchange Commission.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

October 31, 2007	By:	/s/ Frank R. Apollo

Name: Frank R. Apollo
Title: Chief Accounting Officer, Treasurer and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Deed of Trust and Security Agreement, dated October 25, 2007, by and between Hines REIT One Wilshire LP, First American Title Insurance Company and The Prudential Insurance Company of America
10.2	Promissory Note by and between Hines REIT One Wilshire LP and The Prudential Insurance Company of America, dated October 25, 2007
10.3	Environmental Liability by and between Hines REIT One Wilshire LP and The Prudential Insurance Company of America, dated October 25, 2007